Exhibit 23.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of Taminco Corporation pertaining to the Taminco Corporation 2013 Long-Term Inventive Plan and the Taminco Acquisition Corporation 2012 Equity Incentive Plan of our report dated 19 March 2013 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à.r.l. included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-185244) of Taminco Corporation filed with the Securities and Exchange Commission.

Ghent, Belgium

10 October 2013

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner

Ref. 14LCOO18